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                                                                     EXHIBIT 5.1

                                January 17, 2006

Valera Pharmaceuticals, Inc.
7 Clarke Drive
Cranbury, New Jersey 08512

      Re:   Registration Statement on Form S-1
            (Registration No. 333-123288)

Ladies and Gentlemen:

      We have acted as counsel to Valera Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of a public offering (the "Offering") of up to 4,312,500 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), to be offered by the Company.

      In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to
Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-1 originally filed by the Company under the Act with the U.S. Securities and Exchange Commission (the "Commission") on March 14, 2005, Amendment No. 1 thereto filed with the Commission on March 23, 2005, Amendment No. 2 thereto filed with the Commission on April 20, 2005, Amendment No. 3 thereto filed with the Commission on September 30, 2005, Amendment No. 4 thereto filed with the Commission on December 9, 2005, and Amendment No. 5 thereto filed with the Commission on the date hereof (collectively, the "Registration Statement"), (ii) the form of underwriting agreement, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be entered into by and among the Company and Bank of America Securities LLC and UBS Securities LLC, on their own behalf and on behalf of each of the other Underwriters named in Schedule 1 thereto (collectively, the "Underwriters"), (iii) the Company's Amended and Restated Certificate of Incorporation, (iv) the Company's By-Laws, (v) certain resolutions of the Board of

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Valera Pharmaceuticals, Inc.
Page 2
January 17, 2006

Directors and stockholders of the Company relating to the Offering, and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or Animas Corporation photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed
(a) that prior to the consummation of the Offering, the Certificate of Amendment of Certificate of Incorporation filed as Exhibit 3.2 to the Registration Statement is filed with the Secretary of State of the State of Delaware are effected, and (b) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

      The law covered by this opinion letter is limited to the laws of the State of Delaware and the federal laws of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that when
(i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors authorizes the price per Share, (ii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

      As counsel to the Company, we have furnished this opinion letter to you in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                             Very truly yours,

                                             /s/ PEPPER HAMILTON LLP

                                                 PEPPER HAMILTON LLP